Exhibit 99.1

Hercules Capital Appoints Robert Badavas as Interim Chairman and Scott Bluestein as Interim Chief Executive Officer

PALO ALTO, Calif., March 13, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or “the Company”) today announced that effective immediately, Manuel Henriquez has voluntarily stepped aside as Chairman and Chief Executive Officer. The Board has elected Robert P. Badavas, currently Lead Independent Director to be Interim Chairman of the Board and elected Scott Bluestein, the Company’s Chief Investment Officer as Interim Chief Executive Officer. Mr. Henriquez will continue as a member of the Company’s Board and an adviser to the Company.

Mr. Badavas stated, “The Company has a strong and deep management and investment team and a preeminent position as a provider of financing for innovative, venture backed companies. We are fortunate that Hercules has Scott, who leads our investment and origination team and was previously our Chief Credit Officer, to assume the role of Interim Chief Executive Officer. Scott has deep knowledge of our investments and has played a key role in defining our underwriting strategies. We are confident that our market leading role in providing financial solutions to innovators and their venture capital partners will continue uninterrupted.”

Mr. Bluestein has nearly 20 years of financial services, direct investment and credit experience. He joined the Company in 2010 as Chief Credit Officer and was appointed Chief Investment Officer in 2014. Before joining Hercules, Mr. Bluestein served as Founder and Partner of Century Tree Capital Management, a fund established to make senior secured debt investments with warrants and equity co-investments in small and micro-cap public and private companies.

Mr. Badavas has been an independent director of Hercules for 13 years.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.5 billion to over 450 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has six outstanding bond issuances of:

Institutional Notes PAR $1000.00

●	4.625% Notes due 2022

Retail Notes (Baby Bonds) PAR $25.00

●	5.25% Notes due 2025 (NYSE: HCXZ)
●	6.25% Notes due 2033 (NYSE: HCXY)

Convertible Notes

●	4.375% Convertible Notes due 2022

Securitization Notes

●	4.605% Asset-backed Notes due 2027
●	4.703% Asset-backed Notes due 2028

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the Securities and Exchange Commission. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com